UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2006

SmarTire Systems Inc.
(Exact name of registration as specified in its charter)

Yukon Territory, Canada	0-24209	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

#150 - 13151 Vanier Place Richmond, British Columbia, Canada	V6V 2J1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 276-9884

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

As described in Items 4.01(a) and (b) below, SmarTire Systems Inc. (the “Company” or “Registrant”) has accepted the resignation of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm and engaged BDO Dunwoody LLP (“BDO”) as its new independent registered public accounting firm. As described in Item 4.01(a)(iii) below, the change in independent registered public accounting firms is not the result of any disagreement with KPMG.

Item 4.01 (a) Previous Independent Accountants

(i)
On July 14, 2006, KPMG resigned at the request of the Company as the Company’s independent registered public accounting firm. The Company’s Audit Committee made the decision to change independent accountants and that decision was approved, ratified and adopted by the Company’s Board of Directors.

(ii)
The audit report of KPMG on the consolidated financial statements as of and for the year ended July 31, 2004 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles but was modified as to uncertainty due to substantial doubt regarding the Company’s ability to continue as a going concern. The audit report of KPMG on the consolidated financial statements as of and for the year ended July 31, 2005 did not contain an adverse opinion or disclaimer of opinion and was not qualified, but was modified as to uncertainty due to substantial doubt regarding the Company’s ability to continue as a going concern.

(iii)
In connection with their audits for the years ended July 31, 2004, July 31, 2005 and in the subsequent interim periods through July 14, 2006, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference thereto in its reports on financial statements for such years.

(iv)
The Company has requested KPMG to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated August 3, 2006, is filed as Exhibit 16.1 to this Form 8-K.

Item 4.01 (b) New Independent Accountants

On July 28, 2006, the Company engaged BDO as the Registrant’s independent registered public accounting firm for the fiscal year ending July 31, 2006, and to perform procedures related to the financial statements included in the Company’s quarterly reports on Form 10-QSB, beginning with, and including, the quarter ended October 31, 2006. The Audit Committee made the decision to engage BDO and that decision was approved, adopted and ratified by the Company’s Board of Directors. The Company has not consulted with BDO during its two most recent fiscal years or during any subsequent interim period prior to its appointment as auditor regarding either (i) the application of accounting principle to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions).

In deciding to select BDO, the Audit Committee considered BDO’s experience and expertise related to public companies traded on the Over-the-Counter Bulletin Board as well as reviewed auditor independence issues and existing commercial relationships with BDO. The Audit Committee concluded that BDO has no commercial relationship that would impair its independence and had the appropriate expertise that the Company required regarding its current operations.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
16.1	Letter from KPMG LLP, dated August 3, 2006
99.1	Press release issued August 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SMARTIRE SYSTEMS INC.

Date: August 3, 2006 By:                                                                         /s/Jeff Finkelstein
                                                                                                                    Jeff Finkelstein
Chief Financial Officer